Exhibit 15.13

ООО "КАІ"
Телефон: +38 (067) 569-87-71
Почта: mail@k-mine.com
Сайт: k-mine.com

KAI

50027, Украина
Днепропетровская обл.
г. Кривой Рог
а/я 2401

CONSENT OF QUALIFIED PERSON

Re: Annual Report on Form 20 -F of ArcelorMittal

«KAI» Ltd., in connection with ArcelorMittal's Annual Report on Form 20-F for the year ended December 31, 2021 (the "2021 20-F"):

a) certify that we have supervised and validated the preparation of the mineral reserve/resource estimates for ArcelorMittal Kryvyi Rih Open Pit;

b) consent to the use of and references to our name, including our status as an expert or"qualified person" (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the 2021 20-F and mineral reserve/resource estimates for ArcelorMittal Kryvyi Rih Open Pit;

c) consent to the incorporation by reference of the 2021 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and Registration Statement No. 333-256031 on Form F-3 (and any amendments or supplements thereto).

«KAI» Ltd. is responsible for authoring, and this consent pertains to, mineral reserve/resource estimates for ArcelorMittal Kryvyi Rih. «KAI» Ltd. certifies that it has read the 2021 20-F and that it fairly and accurately represents the mineral reserves/resources for each property for which we are responsible.

Dated: January 21, 2022

/s/Mykhailo Nazarenko
Mykhailo Nazarenko
Director of «KAI» Ltd.
Member of Australasian Institute of Mining and Metallurgy

ООО "КАІ"
Телефон: +38 (067) 569-87-71
Почта: mail@k-mine.com
Сайт: k-mine.com

КАІ

50027, Украина
Днепропетровская обл.
г. Кривой Рог
а/я 2401

CONSENT OF QUALIFIED PERSON

Re: Annual Report on Form 20 -F of ArcelorMittal

«KAI» Ltd., in connection with ArcelorMittal's Annual Report on Form 20-F for the year ended December 31, 2021 (the "2021 20-F"):

a) certify that we have supervised and validated the preparation of the mineral reserve/resource estimates for ArcelorMittal Kryvyi Rih Underground Mine;

b) consent to the use of and references to our name, including our status as an expert or"qualified person" (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the 2021 20-F and mineral reserve/resource estimates for ArcelorMittal Kryvyi Rih Underground Mine;

c) consent to the incorporation by reference of the 2021 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and Registration Statement No. 333-256031 on Form F-3 (and any amendments or supplements thereto).

«KAI» Ltd. is responsible for authoring, and this consent pertains to, mineral reserve/resource estimates for ArcelorMittal Kryvyi Rih Underground Mine. «KAI» Ltd. certifies that it has read the 2021 20-F and that it fairly and accurately represents the mineral reserves/resources for each property for which we are responsible.

Dated: January 21, 2022

/s/Mykhailo Nazarenko
Mykhailo Nazarenko
Director of «KAI» Ltd.
Member of Australasian Institute of Mining and Metallurgy.